Exhibit 99.1

Young Broadcasting Inc. Announces Preliminary 2009 Results

Station Operating Performance for Year Increases 5.3% Over 2008

New York, NY – Business Wire – April 14, 2010 – Young Broadcasting Inc. (“YBI”) today announced results for the three months and year ended December 31, 2009. Operating income of $19.7 million for the year ended December 31, 2009 compares with an operating loss of $318 million in 2008. Station Operating Performance (“SOP”) of $37.8 million for the year ended December 31, 2009 compares with SOP of $35.9 million in 2008. SOP is a non-GAAP measurement described in detail below. The amounts included in this release are unaudited and are subject to further adjustment as a result of our 2009 audit examinations.

YBI filed for protection under Chapter 11 on February 13, 2009 and is currently operating under bankruptcy court protection. Two Plans of Reorganization have been presented to the court for consideration and the Company is awaiting a decision. Both Plans provide for the cancellation of the Company’s currently outstanding subordinated debt issues and equity securities. This announcement is, therefore, issued for informational purposes only.

Although the Company has signed an agreement for Gray Television to manage seven of its stations at a future date, Gray has not been involved in the management of any of the Company’s stations to date and, depending on which Plan of reorganization is accepted by the court, Gray’s agreement may be terminated according to its terms before any involvement occurs. Accordingly, the fee paid to Gray in 2009, $874,000, has been excluded from SOP results described below.

Vincent Young’s Comments

“The most remarkable thing about 2009 for YBI was that the expense savings that we have achieved while in Chapter 11 enabled the Company to report increased SOP in 2009 as compared to 2008 despite a sharp industry wide revenue decline”, stated Vincent Young, Chairman of YBI. “I believe that this improved performance is unique among broadcasters in 2009.”

Mr. Young continued, “This last year has been a very challenging one for both our Company and our industry. The nationwide economic recession was particularly hard on television advertising with spot revenues declining 25% or more in the first half of the year at many broadcasters. The second half of the year saw the flattening out of spot revenue declines and the start of advertising growth in the last few months of the year. This growth has accelerated during the first quarter of 2010 with YBI and other broadcasters seeing strongly positive year on year revenue growth.”

“In February 2009, YBI filed for Chapter 11 protection and the Company has used the bankruptcy to dramatically reduce its cost structure. Operating expenses at our stations are down 21% year over year. Because many of these cost reductions were achieved midway through the year, we expect our operating expenses to decrease further in 2010. We believe that we have restructured our operating model and our expenses have been “right sized” for today’s television marketplace. Because very few of our expenses vary based on sales, operating SOP should improve as revenues continue to grow.”

“Bankruptcy has been very difficult on the Company and all the individuals that contribute to our success. Many have made significant sacrifices during these proceedings and I appreciate their contributions.  Once YBI emerges from Chapter 11 it will enjoy a much stronger balance sheet and a reduced expense base which will benefit the Company for years to come. We look forward to prospering into the future.”

Highlights of Year Ended December 31, 2009 compared to Full Year 2008

•                  Local and national revenue decreased 15.6% in 2009.

•                  Political revenue decreased by $15.1 million to $5.4 million in 2009.

•                  Retransmission revenue increased 141% in 2009.

•                  Net revenue decreased 16.3% to $159.7 million in 2009.

•                  Station operating expenses decreased 21.3% to $121.9 million in 2009.

•                  Corporate overhead decreased 49.7% to $7.0 million in 2009.

•                  SOP increased 5.3% in 2009 to $37.8 million.

Highlights of the Quarter Ended December 31, 2009 compared to 4th Quarter 2008

•                  Local and national revenue increased 2.1% in 2009

•                  Political revenue decreased by $9.3 million to $2.3 million in 2009.

•                  Retransmission revenue increased 137% in 2009

•                  Net revenue decreased 9.7% to $46.8 million in 2009.

•                  Station operating expenses decreased 20.4% to $30.5 million in 2009.

•                  Corporate overhead decreased 67.7% to $1.3 million in 2009.

•                  SOP increased 20.6% in 2009 to $16.3 million.

Outlook for 2010

The trends that emerged at the end of 2009 are continuing into the first months of 2010. Gross local revenues increased 6.8%, national revenue increased 13.3% and political revenue increased 14.9% in the 1st quarter of 2010 compared to the same quarter in 2009. Total local, national and political revenue for the 1st quarter of 2010 exceeded 1st quarter 2009 revenue by 8.9%. SOP for the 1st quarter of 2010 was more than twice the SOP for the same period in 2009 as the Company benefited from increased revenues and lower station operating expenses. There are also strong indications based on order activity that this rebound will continue into the 2nd quarter. Orders booked are subject to cancellations under certain circumstances and are only indicative of probable revenue performance in the future.

Use of Non-GAAP Measures

Station operating performance (“SOP”) is not a financial measure calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines SOP as operating income, plus non-cash compensation to employees, corporate overhead, depreciation and amortization. The Company believes that SOP is useful information for investors because it enables them to assess the Company’s television stations’ performance in a manner similar to the method used by management and it provides a measure that can be used to analyze, value and compare companies in the television industry. A limitation of this measure, however, is that it excludes depreciation and amortization, which represent the periodic costs of capitalized tangible and intangible assets used in the Company’s business. It also excludes the cost of corporate overhead required to manage the group of stations owned by the Company and non-cash compensation to employees recognized from certain stock compensation transactions. In 2009, the fees paid to Gray have also been excluded because that firm has not yet taken up its management duties.

SOP should not be regarded as an alternative to either operating income or net loss as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. The Company believes that operating income (loss) is the most directly comparable GAAP financial measure to the SOP financial measure. Reconciliations of historical presentations of SOP to operating income (loss), its most directly comparable GAAP financial measure, are provided in the attachment to this release.

About Young Broadcasting

Young Broadcasting owns ten television stations and the national television representation firm, Adam Young Inc.  Five stations are affiliated with the ABC Television Network (WKRN-TV – Nashville, TN, WTEN-TV – Albany, NY, WRIC-TV – Richmond, VA, WATE-TV – Knoxville, TN, and WBAY-TV – Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV – Lansing, MI, KLFY-TV – Lafayette, LA and KELO-TV – Sioux Falls, SD), one is affiliated with the NBC Television Network (KWQC-TV – Davenport, IA) and one is affiliated with MyNetwork (KRON-TV – San Francisco, CA).

Forward Looking Statements

Any statements in this press release that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended are inherently subject to risks and uncertainties.  Many factors could cause our plans to change or to not be realized as contemplated. Statements in this press release are based upon information known to us as of the date of this press release, and we assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Vincent Young, Chairman, James Morgan, Chief Financial Officer – 212-754-7070.

4/14/2010

YOUNG BROADCASTING INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Year Ended December 31,		Three Months Ended December 31,
	2008	2009	2008	2009
	(dollars in thousands, except per share data)		(dollars in thousands, except per share data)

Net revenue	$190,786	$159,662	$51,839	$46,812
Operating expenses	172,905	131,609	42,997	32,993
Depreciation and amortization	15,683	14,260	5,037	3,571
Impairment loss	320,190	—	181,127	—
Gain on disposal of fixed assets, net	—	(5,877)	—	(5,874)
Operating (loss) income	(317,992)	19,670	(177,322)	16,122

Other Financial Data:

Amortization and write-down of program license rights	32,275	$12,854	7,601	2,934
Payments for program license liabilities	28,715	14,900	7,467	2,705
Capital expenditures	5,174	2,894	721	1,408

Reconciliation of Station Operating Performance to Operating (Loss) Income:

Operating (loss) income	(317,992)	19,670	(177,322)	16,122
Plus:
Non-cash compensation	4,063	1,855	689	315
Depreciation and amortization	15,683	14,260	5,037	3,571
Impairment loss	320,190	—	181,127	—
Gain on disposal of fixed assets, net	—	(5,877)	—	(5,874)
Corporate overhead	13,940	7,003	3,979	1,277
Gray management fee	—	881	—	881
Station Operating Performance	$35,884	$37,792	$13,510	$16,292